                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 19, 2002 relating to the financial statement schedules, which appeared in Penton Media, Inc's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Cleveland, Ohio
June 4, 2002